Exhibit 1.1
                               [UVEST LETTERHEAD]

                        SELLING AGENT PLACEMENT AGREEMENT


September          , 2001


UVEST Investment Services, Inc.
128 South Tryon Street
Suite 1340
Charlotte, North Carolina 28202

Re:      HCSB Financial Corporation
         Public Offering Of Common Stock

Ladies and Gentlemen:

         This letter agreement (this "Agreement") sets forth and confirms the terms and conditions of the engagement of UVEST Financial Services Group, Inc., doing business as "UVEST Investment Services," a North Carolina corporation ("UVEST"), by HCSB Financial Corporation, a South Carolina corporation (the "Company"), as selling agent for the Company with respect to the Company's proposed public offering (the "Offering") of 500,000 shares of its common stock, par value $.01 per share (the "Shares"). The Offering will be made by means of a prospectus (the "Prospectus") incorporated in a registration statement on Form S-2 (together with any amendments thereto, the "Registration Statement") filed with the U.S. Securities and Exchange Commission ("SEC"), which will be provided to UVEST. UVEST and the Company are hereinafter referred to collectively as the "Parties."

         The Company intends to offer and sell the Shares in North Carolina. The Parties understand that unless an issuer of securities is excluded from the definition of "dealer" as set forth in Section 2(2)d.3 or Section 2(2)d.4 of Chapter 78A of the North Carolina General Statutes ("Chapter 78A"), no securities will be considered for registration by the Securities Division of the North Carolina Secretary of State (the "North Carolina Securities Division") unless the application therefor is "sponsored" by a North Carolina-registered dealer. In accordance with the provisions of Section 18 NCAC 6.1305 of the North Carolina Administrative Code, the Company hereby appoints UVEST as its sponsoring dealer and UVEST accepts such appointment. In such capacity, UVEST will act as a sponsoring dealer for the account of the Company in connection with effecting the public offer and sale of the Shares to residents of North Carolina in North Carolina after the Registration Statement's effectiveness with the SEC and the Company's filing of the appropriate notice, fee and consent to service of process with the North Carolina Securities Division. UVEST will effect the sale of the Shares in North Carolina on behalf of the Company at a public offering price of twenty two dollars ($22) per share, unless and until the Company establishes another price in accordance with SEC procedures and so informs UVEST. The Company acknowledges that UVEST has not been, nor will UVEST be involved, in the determination of the public offering price of the Shares.
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1.   Representations and Warranties of the Company.
     ---------------------------------------------

  The Company represents and warrants to, and agrees with UVEST as follows:

(a) The Registration Statement, including the Prospectus,has been prepared and will be filed with the SEC by the Company with respect to the Shares in conformity with the requirements for registration under the Securities Act of 1933, as amended (the "1933 Act") and the SEC's rules and regulations (the "Rules and Regulations") under the 1933 Act of the offering and sale of the Shares. The Company proposes to file or has filed prior to the effective date of the Registration Statement an amendment or amendments thereto, which amendment or amendments have been or will be similarly prepared.

(b) The SEC has not issued any order preventing or suspending the use of the Prospectus and the Prospectus conforms in all material respects to the requirements of the 1933 Act and the Rules and Regulations. As of its date, the Prospectus does not include any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including the closing of the Offering, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the 1933 Act and the Rules and Regulations and will in all material respects conform to the requirements of the 1933 Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this paragraph (b) of Section 1 shall be applicable to information contained in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereof in reliance upon and in conformity with written information furnished to the Company by or on behalf of UVEST, specifically for use in the preparation thereof.

(c) The Company is current in all filings of reports, financial statements and schedule requirements to be made with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(d) The Company and [each of] its subsidiary[ies] is, and at all times during the Offering will be, a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with all power and authority to own, lease or operate its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company or [each of] its subsidiary[ies]; except as disclosed in the Prospectus and the financial statements of the Company, the Company,

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

         directly or indirectly, owns all of the outstanding capital stock of its subsidiary[ies] free and clear of all claims, liens, charges and encumbrances; the Company and [each of] its subsidiary[ies] are in possession of and operating in compliance with all banking, securities, insurance and other applicable approvals, authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect. The deposits in [each of] the Company's banking subsidiary[ies] are insured by the Federal Deposit Insurance Corporation.

(e) The Shares to be issued and sold by the Company hereunder, when issued and delivered against payment therefor as provided herein, will be duly and validly authorized and issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of [each/the] subsidiary[ies] have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right that has not been waived to require the Company to register the sale of any share owned by such shareholder under the 1933 Act in the Offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

(f) Except as disclosed in the Prospectus or information incorporated therein by reference, there are no (i) outstanding securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; the description of the Company's stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(g) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or equity. Neither the making of or the execution and delivery of this Agreement by the Company, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will violate any provisions of the articles of


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

         incorporation or bylaws, or other organizational documents, of the Company and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its properties.

(h) There are no contracts, agreements or understandings between the Company and any person which would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the Offering, other than compensation due and payable to UVEST pursuant to this Agreement.

(i) No action, suit or proceeding at law or in equity is pending or, to the Company's knowledge, threatened to which the Company is a party, and no proceedings are pending or, to the Company's knowledge, threatened against or affecting the Company before or by any governmental official, commission, board or other administrative agency, (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

(j) The Company has such permits, licenses, franchises and governmental and regulatory authorizations ("permits") as are necessary to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such permits would not have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

(k) Any historical financial statements (other than any pro forma financial statements) included in the Prospectus present fairly the financial position of the Company as of the date indicated and the results of operations, equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis that is consistent in all material respects during the periods involved.

(l) To the best knowledge of the Company after due inquiry, no officer, director or 5% shareholder of the Company is an associated person of or otherwise affiliated with a member of the National Association of Securities Dealers, Inc. (the "NASD"), with the exception of Mark S. Buckner, who is a registered representative of UVEST.

(m) The Company is not in default in the performance of any obligation, agreement or condition contained in any agreement by which the Company is bound.


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

(n) The Company is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940;

(o)      The Company agrees as follows:

         (i) The Company will notify UVEST immediately, and confirm such notice in writing, of the receipt of any comments from the SEC or any state securities commission or regulatory authority that relate to the Registration Statement or any amendment thereto or requests by the SEC or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information;

         (ii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds;" and

         (iii) For three (3) years from the date of this Agreement, the Company will furnish to UVEST copies of all reports and communications (financial or otherwise) furnished by the Company to its shareholders, copies of all reports or financial statements filed with the regulatory agencies as soon as such are available (except for quarterly Call Reports), and such other publicly available documents, reports and information concerning the business and financial condition of the Company as UVEST may reasonably request; and

(p) The Company acknowledges and agrees that UVEST and its affiliates may, from time to time, have relationships and engagements with the Company or other parties including, but not limited to, its customers, suppliers, creditors, potential investors and investors. Such engagements and relationships may include, but are not limited to, the following: (i) loans, other extensions of credit or financial accommodations; (ii) treasury and cash management services; (iii) acting in various capacities in connection with private or public placement of debt and/or equity; (iv) acting as trustee or otherwise performing fiduciary services for the Company or such other parties or in connection with transactions in which the Company is involved or may have an interest, including without limitation any employee benefit plan or trust; (v) any and all forms of depository services; (vi) any and all other services or products which may be offered or provided by UVEST or any of its affiliated companies; and (vii) other services or products customarily provided from time to time by financial institutions. The Company waives any and all conflicts of interest, which may result from UVEST dealing in any of the aforesaid capacities. Specifically, the Company waives any conflict that may arise on account of, or in connection with UVEST's engagement pursuant to this Agreement. The Company acknowledges that UVEST and its affiliates may, in the course of such other relationships, acquire information about the Company or such other parties but UVEST shall have no obligation to disclose such information, or the fact that it has such information in its possession, to the Company or to use such information on the Company's behalf.

(q) Tourville, Simpson & Caskey, L.L.P., who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of


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

         the Registration Statement and included in the Prospectus and in the Registration Statement, or incorporated by reference therein, are independent accountants as required by the Act and the Rules and Regulations.

(r) The combined financial statements and schedules of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Tourville, Simpson & Caskey, L.L.P.. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Pro Forma Confidential Financial Statements" fairly present the information set forth therein on the basis stated in the Registration Statement. The pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and the Rules and Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly represents with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

(s) The Company has disclosed in the Registration Statement and Prospectus all information it is required to disclose therein, and such Registration Statement and Prospectus are true and correct in every material respect and do not fail to disclose any information which if not disclosed would cause the Registration Statement and/or Prospectus to be materially misleading in any respect.

(t) The Company and [each of] its subsidiary[ies] maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2. Representations and Warranties of UVEST. UVEST hereby represents and warrants to the Company that:


         (a) The information set forth in the Prospectus that was furnished to the Company by and on behalf of UVEST for use in connection with the preparation of the Registration


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

         Statement and the Prospectus is correct in all material respects;

         (b) UVEST is registered as a dealer under the requirements of Chapter 78A; and

         (c) UVEST shall make all necessary filings, if any, with the NASD and/or the North Carolina Securities Division in connection with its services provided hereunder.

3.       Covenants of the Company.  The Company covenants and agrees that:

         (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. UVEST will have the opportunity to review and approve the Registration Statement and any amendment thereto. The Company will promptly advise UVEST in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective) or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective) or the Prospectus of which UVEST has not been furnished with a copy a reasonable time prior to such filing or to which UVEST reasonably objects or which is not in compliance with the Act and the Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon UVEST's request, any amendment or supplement to the Registration Statement or the Prospectus which in UVEST's reasonable judgment may be necessary to enable UVEST to continue the distribution of the Shares in compliance with Chapter 78A, the 1933 Act, and the Rules and Regulations, and will use its best efforts to cause the same to become effective as promptly as possible. Additionally, in the event that UVEST is required to make any filings with the NASD or the North Carolina Securities Division in connection with this Offering, the Company will apply its best efforts to cooperate with UVEST. The Company covenants that it will not commence the Offering in North Carolina until such time as UVEST has received any required approvals from the North Carolina Securities Division.

         (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the 1933 Act during which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any

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

         time to amend the Prospectus, including any amendments or supplements, to comply with the 1933 Act or the Rules and Regulations, the Company will promptly advise UVEST thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case UVEST is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of UVEST, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

         (d) The Company will timely file such reports as are necessary pursuant to the Exchange Act in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (e) During such period as a prospectus is required by law to be delivered in connection with sales by UVEST, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the 1933 Act, will furnish to UVEST or mail to the order of UVEST copies of the Registration Statement and the Prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as UVEST may request, for the purposes contemplated by the Act.

         (f) The Company shall qualify or register the Shares for sale under (or obtain exemptions from the application of) Chapter 78A, will comply with such law and will continue such qualification, registration and exemption in effect so long as reasonably required for the distribution of the Shares. The Company will advise UVEST promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with UVEST's cooperation, will use its best efforts to obtain the withdrawal thereof.

         (g) In the event that the Company intends to publish or distribute any sales literature, advertisements or other communications ("Marketing Material") to existing shareholders or prospective purchasers of the Shares in connection with the Offering, the Company will afford UVEST with a reasonable opportunity to review and approve the Marketing Material prior to such publication or distribution.

         (h) The Company will apply the net proceeds of the sale of the Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus. UVEST may, in its sole discretion, waive in writing the


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         performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

4. Services to be Provided by UVEST. In connection with this Agreement, the scope of UVEST's services shall include the following:

         (a) As soon as practicable following the date on which the SEC declares the Registration Statement to be effective and continuing until such time as the Offering is terminated by the Company, UVEST shall serve as the selling agent and North Carolina-sponsoring dealer for the Company and will act on a best efforts basis. UVEST will not have any commitment to acquire any Shares for its own account or with a view to their distribution. UVEST is acting as an agent, not as an underwriter, and UVEST is not bound hereunder to purchase any Shares. Further, the Company acknowledges that UVEST may enter into selected dealer agreements with other registered broker-dealers (the "Selected Dealers") for the sale of the Shares and that no such contractual arrangements shall violate or conflict with the terms of this Agreement.

         (a) The Parties acknowledge that the Shares shall be offered and sold exclusively through certain employees, officers and directors of the Company and, with respect to offers and sales to North Carolina residents, exclusively through officers or other employees of the Company who are registered representatives of UVEST. The Parties also acknowledge that the Shares shall be sold by means of the subscription offer that is attached to and made part of the Prospectus; and

         (b) UVEST shall perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and shall solicit subscriptions for the Shares only by means of the Prospectus and only in such jurisdictions specified by the Company and in which the Company may make such offers and sales.

         (c) In exchange for the services of UVEST pursuant to this Agreement, the Company agrees to pay UVEST a fee of $125,000. ___ This fee shall be paid as soon as the Company has received funds from the sale of at least 100,000 Shares in the Offering, but in no event later than ten
         (10) days after the completion of the Offering. If the offering is terminated for any reason prior to the consummation of the Offering the Company will pay to UVEST a fee of $40,000, as well as reimbursement for all accountable out-of-pocket expenses, including fees and disbursements billed by UVEST's counsel up to a maximum of $10,000.

5. Payment of Offering Expenses. In addition to the amounts set forth in paragraph (d) of Section 4, above, the Company shall be responsible for the following expenses of the Offering:

         (a) the fees and disbursements of the independent accountants and counsel retained by the Company and other related expenses in connection with the Offering;



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
         (b) the cost of printing, filing and distributing the Prospectus and state securities law memoranda and all other documents relating to the Offering;


         (c) the fees and disbursements of the Company's counsel in connection with state securities law filings;

         (d) the filing fees of the SEC, the NASD, and state securities law administrators, as applicable;

         (e) any costs associated with preparing any stock certificates, as well as any transfer agent's or registrar's fees;

         (f) the fees and other costs relating the services of an escrow agent and any expenses associated with the preparation of an escrow agreement;

         (g) any miscellaneous travel and informational meeting expenses for the Company associated with the Offering; and

         (h) other usual and customary expenses.

6.       Indemnification and Contribution


         (a) The Company agrees to indemnify and hold harmless UVEST, and its officers, directors, agents, representatives and affiliates and any other person, if any, who controls UVEST within the meaning of Section 15 of the 1933 Act (said parties together with UVEST are hereinafter referred to as the "UVEST Indemnitees"), against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon the engagement of UVEST as selling agent hereunder, and will reimburse the UVEST Indemnitees for any legal or other expenses reasonably incurred (individually or collectively) by the UVEST Indemnitees in connection with investigating or defending any such loss, claim, damage, liability or action, provided that the Company will not be responsible for any losses, claims, damages, liabilities or expenses that result from bad faith or gross negligence on the part of a UVEST Indemnitee or that are finally judicially determined to have resulted primarily from UVEST's bad faith or gross negligence.

         (b) If any action or claim shall be brought or asserted against a UVEST Indemnitee in respect of which indemnity may be sought from the Company, said UVEST Indemnitee shall promptly notify the Company in writing, enclosing copies of all papers served on or delivered to such party. The failure to notify the Company shall not relieve the UVEST Indemnitee from any liability hereunder to the extent it is not materially prejudiced as a result of such failure. A UVEST Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of the Company and shall be promptly reimbursed by the Company. No UVEST Indemnitee shall settle, compromise or consent to the entry of any judgment with respect to any litigation, any investigation or

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

         proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever in respect of which indemnification or contribution can be sought under this Section 4 (whether or not the UVEST Indemnitees are actual or potential parties thereto), unless the UVEST Indemnitee gives prior written notification to the indemnifying party and such settlement, compromise or consent does not include any statement or admission of fault, culpability or failure to act on behalf of, or with respect to, any indemnified party.

         (c) UVEST agrees individually, and not jointly with any other selling agent or Selected Dealer for the Shares, to indemnify and hold harmless the Company and its respective directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act against, any and all losses, liabilities, claims, damages and expenses to which the Company or such persons may become subject if such losses, liabilities, claims, damages or expenses arise solely out of, or are based solely on, any untrue or alleged untrue statement of material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission of a material fact required to be stated therein, or necessary to make the statements therein not misleading, but only if such untrue statement or omission or alleged omission was made in the Prospectus (as amended or supplemented) based upon and in conformity with written information concerning UVEST furnished to the Company by UVEST, specifically for use in the Prospectus.

         If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and UVEST on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of UVEST on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and UVEST on the other shall be deemed to be in the same proportion as the total net proceeds received by the Company from the Shares sold in the Offering (before deducting expenses), and the total commissions received by UVEST. The relative fault of the Company on the one hand and of UVEST on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, or by UVEST, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company on the one hand and UVEST on the other agree that it would not be just and equitable if contribution to be made pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim.

         Notwithstanding the provisions of this Section 6, UVEST shall not be required to contribute any amount in excess of the fees described herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by either party by notice to the other party at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to UVEST (except for the fees and expenses to be paid or reimbursed by the Company, pursuant to Sections 4 and 6 hereof and except to the extent provided in Section 8 hereof) or of UVEST to the Company (except for the expenses to be paid or reimbursed by UVEST, pursuant to Section 6 hereof and except to the extent provided in Section 8 hereof).

         (b) This Agreement may also be terminated by UVEST by notice to the Company (i) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (ii) if there shall be any action, suit or proceeding pending or threatened; or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or [any of] its subsidiary[ies] or the transactions contemplated by this Agreement which, in the reasonable judgment of UVEST, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of UVEST to the Company or on the part of the Company to UVEST (except for the fees and expenses to be paid or reimbursed by the Company pursuant to Sections 4 and 6 hereof and except to the extent provided in Section 8 hereof).

8.       Representations, Warranties and Agreements to Survive Delivery.
The representations, warranties, indemnities, agreements and other statements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of UVEST or the Company or controlling person of the Company, and shall survive delivery of and payment for the Shares.

9. Notices. All communications hereunder shall be in writing and, if sent to UVEST shall be mailed, delivered or telegraphed and confirmed to:

UVEST Investment Services, Inc.
128 South Tryon Street
Suite 1340
Charlotte, North Carolina 28202
Attention:  Toby Henry

with a copy to

Stark & Stark, PC
P.O.  9513
Princeton, NJ 08543-5315;
Attention:  Lawrence Cohen, Esq.

and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to:

HCSB Financial Corporation
5201 Broad Street
PO Box 218
Loris, South Carolina 29569
Attention:  James R. Clarkson, CEO

with a copy to:

Nelson Mullins Riley & Scarborough, L.L.P.
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, SC 29601
Attention:  Neil E. Grayson, Esq.

The Company or UVEST may change the address for receipt of communications hereunder by giving notice to the others.

10. Successors. This Agreement will inure to the benefit of and be binding upon the Parties and to the benefit of the officers and directors and controlling persons of each, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Shares as such from UVEST merely by reason of such purchase.

11. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

12. Governing Law; Assignments. This Agreement shall be governed by the laws of the State of North Carolina. The Company and UVEST each hereby waives any right to a trial by jury with respect to any claim or action arising out of the engagement of UVEST under this Agreement. The Company hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Western District of North Carolina as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any litigation, proceeding or other action arising out of the Company's obligations under or with respect to this Agreement, and expressly waives any and all objections the Company may have as to venue in any of such courts. Neither party may assign this Agreement without the prior written consent of the other party.

13. Miscellaneous. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company.

         This Agreement may be executed in one of more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement. Signatures sent by facsimile shall have the same effect as if manually signed copies had been delivered, and shall be binding upon the parties.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and UVEST.

Very truly yours,


UVEST FINANCIAL SERVICES GROUP, INC.


By:
     -------------------------------------

         Name:
                --------------------------

         Title:
                  ------------------------



Confirmed and Accepted,

HCSB FINANCIAL CORPORATION


By:
     -------------------------------------

         Name:
                --------------------------

         Title:
                  ------------------------





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